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                                                                    Exhibit 4.18

  2001 PERFORMANCE CONTRACT WITH CFO OF PETROCHINA COMPANY LIMITED AND GENERAL
        MANAGER OF THE FINANCE DEPARTMENT OF PETROCHINA COMPANY LIMITED


Offeree: Name: WANG, Guoliang                     Offeror: Name: HUANG, Yan              Term of the Contract: January 1, 2001 to
                                                                                              December 31, 2001
Title:  CFO of PetroChina Company Limited         Title:  President of PetroChina
        ("PetroChina") and General Manager of             Company Limited                Date of Execution: January, 2001
        Financial Department of PetroChina


INDICES                        KEY PERFORMANCE INDICES     WEIGHT       MEASUREMENT         TARGET                ACTUAL PERFORMANCE
-------                        -----------------------     ------       -----------         ------                ------------------
                               (KPI)
Profits Indices                Rate of return of the       25%          %                   12.86
                               invested capital of
                               PetroChina (ROIC)

                               Net income of PetroChina    25%          In million RMB      41,470
                               (NI)

                               Free cash flow of           20%          In million RMB      9,950
                               PetroChina (FCF)

Operating Indices              Cost for capital raising    10%          In million RMB      Not exceeding the
                                                                                            interest rate as
                                                                                            stipulated by the
                                                                                            State

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
Operating Indices        Rate of accuracy of the   10%                          %           > or = 90% (not
                         financial indices budget                                           considering price-related
                                                                                            factors)

                         Balance of RMB deposits   5%                           In million
                                                                                RMB         14,000
                         Timely issuance of        5%                                       Complying with the
                         financial statements                                               stipulated
                                                                                            requirement and
                                                                                            quality

Indices to Be Put under  Financial capital         Rate of timely availability                                        Comprehensive
Control                  management                of producing and operating                                         performance
                                                   capital > or = 90%                                                 expressed in
                                                                                                                      marks to be
                                                                                                                      reduced by
                                                                                                                      10 marks if
                                                                                                                      exceeding
                                                                                                                      target of the
                                                                                                                      index put
                                                                                                                      under control.

Signature of Offeree: s/Wang Guoliang       Signature of Offeror: s/Huang Yan
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